Exhibit 23.7

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (Registration No. 333-265430) on Form S-3 of Evolution Petroleum Corporation (the “Company”) of our report dated March 2, 2022, relating to the consolidated financial statements of Exaro Energy III LLC for the years ended December 31, 2021 and 2020 included in or made a part of the Current Report on Form 8-K/A filed on June 15, 2022.

/s/ Weaver and Tidwell, L.L.P.

Houston, Texas

February 9, 2023